UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2010

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2010, Allergan, Inc. (the “Allergan”) and Douglas S. Ingram entered into a Letter of Understanding, dated August 1, 2010 (the “Agreement”), the effective date of Mr. Ingram’s appointment to serve as Executive Vice President and President, Europe, Africa, Middle East, setting forth the terms and conditions of Mr. Ingram’s expatriate assignment. The Agreement provides that Mr. Ingram’s annual base salary will remain at US $550,800 and his target bonus for 2010 will remain at 72% of his year-end annualized base salary. Mr. Ingram continues to be eligible for U.S. executive perquisites and his current stock ownership guidelines and change in control benefits remain unchanged. The Agreement also provides that Allergan will provide Mr. Ingram certain benefits related to his international relocation, including but not limited to a one-time relocation allowance of one month’s base salary (US $45,900), host country housing (GBP 10,500 per month), a cost of living adjustment (initially GBP 1,940 per month) and a one-time spousal allowance (US $3,000), as well as reimbursement of immigration costs, moving expenses, automobile expenses, and, subject to certain restrictions, the cost of private education and related expenses for dependent children.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: August 2, 2010	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Associate General Counsel and Secretary